   As filed with the Securities and Exchange Commission on November 18, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                            NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   72-1123385
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                            JAMES D. COLE, PRESIDENT
                            NEWPARK RESOURCES, INC.
                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                        BEVERLY HILLS, CALIFORNIA  90212
                                 (310) 273-6333

                                ---------------

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
 Title of each class of                           Proposed          Proposed maximum
    securities to be        Amount to be      maximum offering     aggregate offering       Amount of
       registered           registered(1)     price per unit(2)         price(2)         registration fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.01
 par value                125,500 shares               $21.10          $2,647,422.50              $802.25

---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), this registration statement includes 62,750 shares of Common Stock issuable as a result of a 100% stock dividend payable by the registrant on November 26, 1997 to stockholders of record on November 14, 1997.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Represents one-half of the closing sales price on November 14, 1997, to reflect the 100% stock dividend payable by the registrant on November 26, 1997 to stockholders of record on November 14, 1997.

                                ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

********************************************************************************
*A registration statement relating to these securities has been filed with the *
*Securities and Exchange Commission but has not yet become effective.          *
*Information contained herein is subject to completion or amendment. These * *securities may not be sold nor may offers to buy be accepted prior to the time* *the registration statement becomes effective. This prospectus shall not * *constitute an offer to sell or the solicitation of an offer to buy nor shall *
*there be any sale of these securities in any State in which such offer,       *
*solicitation or sale would be unlawful prior to registration or qualification *
*under the securities laws of any such State.                                  *
********************************************************************************

                 SUBJECT TO COMPLETION DATED NOVEMBER 18, 1997

                                 125,500 SHARES

                            NEWPARK RESOURCES, INC.

                                  COMMON STOCK
                                ($.01 par value)
                                 _____________

     This Prospectus relates to the resale of 125,500 shares (the "Shares") of outstanding Common Stock of Newpark Resources, Inc. ("Newpark") by the "Selling Stockholders". See "Selling Stockholders". Newpark will not receive any proceeds from the sale of the Shares.

     Newpark's Common Stock is listed on the New York Stock Exchange under the symbol "NR". On November 17, 1997, the reported last sale price of the Common Stock on The New York Stock Exchange Composite Tape was $44.00 per share. All share and per share numbers contained herein have been adjusted to reflect a 100% stock dividend declared by Newpark, which is payable on November 26, 1997 to stockholders of record on November 14, 1997 (the "Stock Dividend").

     For a discussion of certain factors that should be considered in connection with an investment in the Common Stock, see "Risk Factors" on Page 4.

                                _______________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                _______________

     The Shares generally may be offered for sale from time to time by the Selling Stockholders on the New York Stock Exchange in ordinary brokerage transactions at market prices prevailing at the time of sale or in negotiated transactions at prices related to prevailing market prices. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated prior to the sale. Any brokers or dealers participating in the offering of any such shares may be deemed to be "underwriters" within the meaning of the Securities Act, and the compensation received by them may be deemed to be underwriting commissions or discounts. Substantially all of the expenses of this offering, estimated at approximately $10,000, will be paid by Newpark. See "Selling Stockholders" and "Plan of Distribution".


               The date of this Prospectus is            , 1997.

                             AVAILABLE INFORMATION

     Newpark is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and on the World Wide Web at the Commission's Web site located at "http://www.sec.gov". Newpark's Common Stock is traded on the New York Stock Exchange, and such reports and other information also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

     Newpark has filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Any interested parties may inspect the registration statement, without charge, at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and any interested parties may obtain copies of all or any part of the registration statement from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by Newpark with the Commission are incorporated by reference into this Prospectus:

     1. Newpark's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on May 23, 1997.

     2. All other reports filed by Newpark pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1996, including Newpark Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Newpark's Current Report on Form 8-K dated May 14, 1997.

     3. The description of Newpark's Common Stock contained in its Registration Statement pursuant to Section 12 of the Exchange Act, as amended from time to time.

     All documents filed by Newpark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

     Newpark will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed to Ms. Edah Keating, Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway, Suite 1770, Metairie, Louisiana 70002, or by telephone at (504) 838-8222.

                                  THE COMPANY

     Newpark is a leading provider of integrated environmental and oilfield services to the oil and gas exploration and production industry in the U.S. Gulf Coast area, principally in Louisiana and Texas. Services provided, either individually or as part of a comprehensive package, include: (i) oilfield waste services utilizing patented and proprietary technology, including processing and disposal of nonhazardous oilfield waste ("NOW") and oilfield waste that is contaminated with naturally occurring radioactive material ("NORM"); (ii) drilling fluids products and services and related engineering and technical services; (iii) mat rentals and sales in which patented prefabricated wooden mats are used as temporary access roads and worksites in oilfield and other construction applications; and (iv) other integrated oilfield services, including construction, design and engineering services. In order to take advantage of many customers' increasing focus on outsourcing and vendor consolidation, Newpark has integrated its drilling fluids products and services with its mat services and waste disposal services to provide a "one-stop shop" approach to solving customers' problems.

     Newpark collects, processes and disposes of oilfield waste, primarily NOW and NORM. Newpark processes NOW received at its facilities primarily for injection into environmentally secure geologic formations deep underground and, to a lesser extent, for disposal at certain landfarming facilities. NOW that is not injected or landfarmed is processed by Newpark into a product which is used as intermediate daily cover material or cell liner and construction material at municipal waste landfills. In 1994, Newpark began processing and disposing of NORM waste. Since June 1996, Newpark has operated under a license authorizing the direct injection of NORM into disposal wells at Newpark's Big Hill, Texas facility, the only offsite facility in the U.S. Gulf Coast licensed for the direct injection of NORM.

     Newpark is a full-service provider of drilling fluids and associated engineering and technical services to the onshore and offshore oil and gas exploration industry in the Gulf Coast areas of Louisiana and Texas. Newpark focuses on providing unique solutions to highly technical drilling projects involving complex conditions, as these projects require critical engineering support of the fluids system during the drilling process in order to ensure optimal performance at the lowest total well cost. Newpark has established its own barite grinding capacity in order to provide a supply of critical raw materials for its drilling fluids operations. Additionally, Newpark has initiated a process to recycle a portion of the drilling fluids received as waste in its NOW disposal business, in order to (i) recover barite and other key chemical components for reuse in the production of drilling fluids, (ii) reduce the costs of materials in producing drilling fluids and (iii) expand the available supply of drilling fluids.

     In its mat business, Newpark uses patented interlocking wooden mat systems to provide temporary access roads and worksites in unstable soil conditions, primarily in support of oil and gas exploration operations along the U.S. Gulf Coast. In response to increasing environmental regulations, in 1994, Newpark began marketing its mat services for use in the construction of pipelines, electrical distribution systems and highways in and through wetlands environments. As a result, this new market for Newpark's mat business has broadened the geographic area served by Newpark to include the coastal areas of the Southeastern U.S., particularly Florida and Georgia. Newpark also markets its mat services to the oil and gas exploration industries in Venezuela and Algeria.

     Newpark also provides a comprehensive range of other environmental and oilfield services for its customers' oil and gas exploration and production activities, including site assessment, waste pit design, construction and installation, regulatory compliance assistance, site remediation and site closure, construction services, hook-up and connection of wells and installation of production equipment.

     Newpark was organized in 1932 as a Nevada corporation and in April 1991 changed its state of incorporation to Delaware. Newpark's principal executive offices are located at 3850 North Causeway Boulevard, Suite 1770, Metairie, Louisiana 70002, and its telephone number is (504) 838-8222.

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this Prospectus, prospective investors should carefully consider the following factors relating to the business of Newpark in evaluating an investment in the Common Stock.

DEPENDENCE ON OIL AND GAS INDUSTRY

     Demand for Newpark's environmental and oilfield services depends in large part upon the level of exploration and production of oil and gas and the industry's willingness to spend capital on environmental and oilfield services, which in turn depends on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves and the ability of oil and gas companies to raise capital. Domestic and international political, military, regulatory and economic conditions also affect the industry. Prices for oil and gas historically have been volatile and have reacted to changes in the supply of and the demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for Newpark's services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for Newpark's services. Shortages of critical equipment and trained personnel to operate such equipment also may limit the level of drilling activity in the oil and gas industry. A material decline in oil or natural gas prices or activities could materially affect the demand for Newpark's services and, therefore, Newpark's consolidated financial statements.

IMPACT OF GOVERNMENT REGULATIONS

     Newpark believes that the demand for its principal environmental services is directly related to regulation of NOW and NORM. Rescission or relaxation of such regulations, or a failure of governmental authorities to enforce such regulations, could result in decreased demand for Newpark's services and, therefore, could materially affect Newpark's consolidated financial statements. Newpark's business may also be adversely affected by new regulations or changes in other applicable regulations.

     NOW is currently exempt from the principal Federal statute governing the handling of hazardous waste. In recent years, proposals have been made to rescind this exemption. The repeal or modification of the exemption covering NOW or modification of applicable regulations or their interpretation regarding the treatment and/or disposal of NOW or NORM waste could require Newpark to alter significantly its method of doing business. Such repeal or modification could have a material adverse effect on Newpark's consolidated financial statements.

LOSS OF TECHNOLOGY RIGHTS

     Newpark has been granted U.S. patents on certain aspects of its system for processing and disposing of NOW and NORM. There is no assurance that such patents will give Newpark a meaningful competitive advantage. In addition, the environmental services business in the oilfield could be impacted by future technological change and innovation, which could result in a reduction in the amount of waste being generated or alternative methods of disposal being developed.

COMPETITION

     The processing of NOW and NORM waste is a relatively new industry. Competition in this market can be expected to increase as the industry develops. In the meantime, Newpark expects to encounter significant competition from third party competitors in connection with any proposed expansion into additional geographic areas and services. Barriers to entry by competitors for Newpark's environmental and oilfield services are low. Therefore, competitive products and services have been and may be successfully developed and marketed by others. Newpark also faces competition from oil and gas producing customers who are continually seeking to enhance and develop their own methods of disposal instead of utilizing the services of third party NOW and NORM disposal companies such as Newpark. The desire to use such internal disposal methods could be increased by future technological change and innovation and could limit the ability of Newpark to increase prices. The increased use by Newpark's oil and gas producing customers of their own disposal methods and other competitive factors could have a material adverse effect on Newpark's consolidated financial statements. Newpark also faces competition in the drilling fluids market, where there are several larger companies that may have both lower capital costs and greater geographic coverage than Newpark, as well as numerous smaller companies that may have a lower total cost structure.

FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS

     Newpark's business is subject to numerous Federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters. These laws and regulations have changed frequently in the past and it is reasonable to expect additional changes in the future. If existing regulatory requirements change, Newpark may be required to make significant unanticipated capital and operating expenditures. Although Newpark believes that it is presently in material compliance with applicable laws and regulations, there is no assurance that its operations will continue to comply with future laws and regulations. Governmental authorities may seek to impose fines and penalties on Newpark or to revoke or deny the issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Under such circumstances, Newpark might be required to curtail or cease operations or conduct site remediation or other corrective action, which could have a material adverse effect on Newpark's consolidated financial statements.

POTENTIAL ENVIRONMENTAL LIABILITY; INSUFFICIENCY OF INSURANCE

     Newpark's business exposes it to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, severe damage to or destruction of property, environmental damage and suspension of operations. The current and past activities of Newpark and the activities of its former divisions and subsidiaries could result in the imposition of substantial environmental, regulatory and other liabilities on Newpark, including the costs of cleanup of contaminated sites and site closure obligations. Such liabilities could also be imposed on the basis of negligence, strict liability, breach of contract with customers or, in many instances, as a result of contractual indemnification by Newpark of its customers in the normal course of its business. Injection wells have been used for many years for disposal of oilfield waste; however, certain aspects of Newpark's technology have not been used previously by others and the future performance of such technology is uncertain.

     While Newpark maintains liability insurance, the insurance is subject to coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. Although there are currently numerous sources from which such coverage may be obtained, there can be no assurance that insurance will continue to be available to Newpark on commercially reasonable terms, that the possible types of liabilities that may be incurred by Newpark will be covered by its insurance, that Newpark's insurance carriers will be able to meet their obligations under the policies or that the dollar amount of such liabilities will not exceed Newpark's policy limits. Even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on Newpark's consolidated financial statements.

RELIANCE ON KEY PERSONNEL

     Newpark is dependent upon the efforts and talents of its executive officers and certain key personnel. Loss of the services of one or more of these persons could adversely affect the operations of Newpark. None of Newpark's executive officers is covered by a long-term employment contract.

PREFERRED STOCK

     The Board of Directors of Newpark is authorized to issue, without further stockholder action, up to 1,000,000 shares of Preferred Stock with rights that could adversely affect the rights of holders of Newpark Common Stock. No shares of Preferred Stock are presently outstanding, and Newpark has no present plans to issue any such shares. The issuance of shares of Preferred Stock under certain circumstances could have the effect of delaying, deterring or preventing a change in control of Newpark or other corporate action and of discouraging bids for Newpark Common Stock at a premium.

                              SELLING STOCKHOLDERS

     The Shares offered by this Prospectus are being sold for the account of the selling stockholders (the "Selling Stockholders") named in the following table, which also sets forth information concerning the Selling Stockholders' beneficial ownership of Newpark Common Stock as of November 17, 1997, and as adjusted to give effect to the sale of the Shares. All share numbers have been adjusted to reflect the two-for-one split of Newpark Common Stock effective May 30, 1997 and the Stock Dividend.

                             BENEFICIAL OWNERSHIP                          BENEFICIAL OWNERSHIP
                               PRIOR TO OFFERING                               AFTER OFFERING
                             --------------------                          ---------------------
                                                            NUMBER
                              NUMBER    PERCENT           OF SHARES          NUMBER     PERCENT
NAME                         OF SHARES  OF CLASS          TO BE SOLD       OF SHARES    OF CLASS
----                         ---------  --------          ----------       ---------    --------
James C. Dishman, Jr........ 225,900       *                62,750           163,150         *
Hill M. Dishman............. 225,900       *                62,750           163,150         *

_________________________
*    Indicates ownership of less than one percent.

     On July 24, 1997, Newpark acquired Bockmon Construction Company, Inc., a Texas corporation ("Bockmon"), and its related company, Bockmon Construction of Louisiana, Inc., a Texas corporation ("Bockmon Louisiana"). The Selling Stockholders and their father were the sole stockholders of Bockmon, and the Selling Stockholders were the sole stockholders of Bockmon Louisiana. In the acquisition, all of the issued and outstanding shares of capital stock of Bockmon and Bockmon Louisiana were exchanged for an aggregate of 502,000 shares of Newpark Common Stock, with Bockmon and Bockmon Louisiana becoming wholly-owned subsidiaries of Newpark. In connection with the acquisition, each of the former stockholders of Bockmon entered into noncompetition agreements covering competition in the site construction industry in the States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico, until July 24, 2002. No additional consideration was paid by Newpark for these noncompetition agreements. Concurrent with the acquisition, each of the Selling Stockholders entered into employment agreements with Bockmon, which provide for the employment of each of the Selling Stockholders as Vice Presidents of Bockmon at a salary of $91,000 per year. The employment agreements continue in effect until July 31, 2000, and automatically renew for successive 12-month periods thereafter unless terminated by either party.

     Newpark granted to the Selling Stockholders certain rights with respect to the registration under the Securities Act of the shares of Common Stock issued in the foregoing acquisition transaction, and the Shares offered hereby are being so registered pursuant to the exercise of such registration rights. In accordance with the terms of such registration rights, Newpark will pay substantially all of the expenses of this offering.

     Each of the transactions described above were negotiated at arms' length, and Newpark believes that the terms of such transactions were commercially reasonable in the circumstances.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors-in-interest of the Selling Stockholders. Such sales may be made on the New York Stock Exchange or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus; and (c) block trades or exchange distributions in accordance with the rules of such exchange. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, and the compensation received by them may be deemed to be underwriting commissions or discounts.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of any Shares covered by this Prospectus, a prospectus supplement, if required, will be distributed which will set forth the name of the participating brokers or dealers, the number of Shares involved, the price at which such Shares were sold and the commissions paid or discounts or concessions allowed to such brokers or dealers. In certain jurisdictions, the Shares may be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWPARK OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEWPARK SINCE SUCH DATE.


                  -------------------------------------------



                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
Available Information.............................................. 2
Incorporation of Certain Documents
by Reference....................................................... 2
The Company........................................................ 3
Risk Factors....................................................... 4
Selling Stockholders............................................... 7
Plan of Distribution............................................... 8


                  -------------------------------------------
                [LOGO OF NEWPARK RESOURCES, INC. APPEARS HERE]

                            NEWPARK RESOURCES, INC.



                                 125,500 SHARES


                                  COMMON STOCK
                                ($.01 PAR VALUE)



                                   PROSPECTUS



                                     , 1997

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the registrant in connection with the filing of this Form S-3 Registration
Statement:

     Securities and Exchange Commission registration fee......... $  802.25
     Printing costs..............................................  1,500.00
     Legal fees..................................................  5,000.00
     Accounting fees and expenses................................  1,000.00
     Miscellaneous expenses......................................  1,500.00
                                                                  ---------
               Total                                              $9,802.25
                                                                  =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to, and the registrant's bylaws require that it, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     As permitted under Section 145 of the GCL, the registrant's bylaws also provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification provided by section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The registrant's Certificate of Incorporation (the "Certificate") provides that the registrant shall indemnify, to the fullest extent permitted by law, each of its officers, directors, employees and agents who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant. The Certificate also provides that, to the fullest extent permitted by law, no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director.

     The Certificate also provides that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity, or arising out of his status as such, regardless of whether the registrant is empowered to indemnify such person under the provisions of law. Newpark does not currently maintain any such insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)  EXHIBITS

     2.1 Agreement and Plan of Reorganization, dated July 24, 1997, among the registrant, Hill M. Dishman, James C. Dishman and James C. Dishman, Jr.
     2.2 Form of Noncompetition Agreement, dated July 24, 1997, between the registrant and each of Hill M. Dishman, James C. Dishman and James C. Dishman, Jr.
     2.3 Form of Employment Agreement, dated July 24, 1997, between Bockmon Construction Company, Inc. and each of Hill M. Dishman and James C. Dishman, Jr.
     2.4 Registration Rights Agreement, dated July 24, 1997, between the registrant and Hill M. Dishman, James C. Dishman and James C. Dishman, Jr.
     4.1 Form of certificate representing shares of the registrant's Common Stock.(1)
     5.1  Opinion of Ervin, Cohen & Jessup LLP.
     23.1 Consent of Deloitte & Touche LLP.
     24.1 Powers of Attorney (set forth on Page II-4).
__________
(1) Incorporated by reference from the registrant's Registration Statement on Form S-1 (File No. 33-40716).

ITEM 17.  UNDERTAKINGS

A.   The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on November 18, 1997.

                                    NEWPARK RESOURCES, INC.


                                    By   /s/ James D. Cole
                                      -----------------------------------------
                                      James D. Cole, Chairman of the Board,
                                      President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                            DATE
     ---------                      -----                            ----


     /s/ James D. Cole      Chairman of the Board,            November 18, 1997
--------------------------  President and Chief
       James D. Cole        Executive Officer


  /s/ Matthew W. Hardey     Vice President of Finance         November 18, 1997
--------------------------  and Chief Financial Officer
     Matthew W. Hardey


/s/ Wm. Thomas Ballantine   Executive Vice President          November 18, 1997
--------------------------  and Director
   Wm. Thomas Ballantine


       /s/ Dibo Attar       Director                          November 18, 1997
--------------------------
        Dibo Attar

     /s/ W.W. Goodson       Director                          November 18, 1997
--------------------------
      W. W. Goodson


    /s/ David P. Hunt       Director                          November 18, 1997
--------------------------
      David P. Hunt


 /s/ Dr. Alan J. Kaufman    Director                          November 18, 1997
--------------------------
   Dr. Alan J. Kaufman


    /s/ James H. Stone      Director                          November 18, 1997
--------------------------
      James H. Stone

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER    DESCRIPTION                                                    PAGE
-------   -----------                                               ------------

2.1       Agreement and Plan of Reorganization, dated July 24,
          1997, among the registrant, Hill M. Dishman, James C.
          Dishman and James C. Dishman, Jr.
2.2       Form of Noncompetition Agreement, dated July 24, 1997,
          between the registrant and each of Hill M. Dishman,
          James C. Dishman and James C. Dishman, Jr.
2.3       Form of Employment Agreement, dated July 24, 1997,
          between Bockmon Construction Company, Inc. and each of
          Hill M. Dishman and James C. Dishman, Jr.
2.4       Registration Rights Agreement, dated July 24, 1997,
          between the registrant and Hill M. Dishman, James C.
          Dishman and James C. Dishman, Jr.
4.1       Form of certificate representing shares of the registrant's Common
          Stock.(1)
5.1       Opinion of Ervin, Cohen & Jessup LLP.
23.1      Consent of Deloitte & Touche LLP.
24.1      Powers of Attorney (set forth on Page II-4).
__________
(1) Incorporated by reference from the registrant's Registration Statement on Form S-1 (File No. 33-40716).